                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): November 26, 2001

                             Bresler & Reiner, Inc.
             (Exact name of registrant as specified in its charter)

              Commission File Number: 1934 Act File Number: 1-13174


         Delaware                       O-6201                52-0903424
(State of other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)         Identification No.)


            401 M Street, S.W., Waterside Mall, Washington, DC 20024 (Address of principal executive offices, including zip code)

        Registrant's telephone number including area code: (202) 488-8800


Item 7.  Financial Statements and Exhibits
-------  ---------------------------------

The following pro forma financial information is included as a first amendment to the Form 8-K dated November 26, 2001 and filed on December 10, 2001 for Bresler & Reiner, Inc.

(A)  Pro forma financial information beginning at page F-2

(B)  Historical financial information beginning at page F-7

(C)  Exhibits

     99.4  Consent of Independent Public Accountants dated February 11, 2002


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 11th day of February 2002.

                                 BRESLER & REINER, INC.


                                    By:  /s/ Charles S. Bresler
                                       ----------------------------------------
                                       Chairman of the Board
                                       (Chief Executive Officer)

             INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

                                                                     Page
                                                                     ----
BRESLER & REINER, INC.

Pro Forma (Unaudited) Condensed Consolidated Balance Sheet
   as of September 30, 2001                                           F-3

Pro Forma (Unaudited) Consolidated Statement of
   Income for the nine months ended September 30, 2001                F-4

Pro Forma (Unaudited) Consolidated Statement of
   Income for the year ended December 31, 2000                        F-5

Notes and Management's Assumptions to Unaudited Pro Forma
   Consolidated Financial Information                                 F-6


ACQUISITION PROPERTIES

Report of Independent Public Accountants - Washington Business Park   F-7

Statements of Revenues and Certain Expenses of
   Washington Business Park for the nine months ended
   September 30, 2001 (Unaudited) and for the year
   ended December 31, 2000                                            F-8

Notes to Statements of Revenues and Certain Expenses
   of Washington Business Park for the nine months ended
   September 30, 2001 (Unaudited) and for the year
   ended December 31, 2000                                            F-9

                             BRESLER & REINER, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The unaudited consolidated pro forma financial information presents, (i) the consolidated pro forma balance sheet of Bresler & Reiner, Inc. (B&R) as of September 30, 2001, as if the Washington Business Park acquisition occurred on September 30, 2001, and (ii) the consolidated pro forma income statements of B&R for the year ended December 31, 2000 and for the nine months ended September 30, 2001, as if the above transaction occurred just prior to at the beginning of each of those periods.

The unaudited consolidated pro forma financial information is not necessarily indicative of what B&R's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent B&R's results of operations or financial position for any future period. The results of operations for the period ended September 30, 2001 are not necessarily indicative of the operating results for the full year.

The unaudited consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the B&R Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Report on Form 10-Q for the period ended September 30, 2001. In management's opinion, all adjustments necessary to reflect these transactions have been made.

                             BRESLER & REINER, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                                   (UNAUDITED)




                                              Historical    Additions (A)    Pro-Forma
                                            --------------------------------------------
Rental property & equipment                  $ 53,906,000   $ 56,180,000   $110,086,000
Construction in progress                        3,607,000                     3,607,000
Homes held for sale                               844,000                       844,000
Land held for sale                              4,208,000                     4,208,000
Receivables:
  Mortgage & notes, affiliates                  2,611,000                     2,611,000
  Mortgage & notes, other                       4,418,000                     4,418,000
  Other                                         4,430,000         54,000      4,484,000
Investment in and advances to joint
  ventures and partnerships                     2,725,000                     2,725,000
Cash and cash equivalents                       3,393,000                     3,393,000
Cash deposits held in escrow                    3,465,000        869,000      4,334,000
Investments                                    67,086,000   (12,946,000)     54,140,000
Income taxes receivable                            50,000                        50,000
Due from affiliates                                83,000                        83,000
Deferred charges and other assets               2,876,000      2,157,000      5,033,000
                                            --------------------------------------------
        Total assets                         $153,702,000   $ 46,314,000    200,016,000
                                            ============================================

Notes payable                                $  7,775,000   $  5,000,000  $  12,775,000
Mortgage loans payable                         19,798,000     40,000,000     59,798,000
Accounts payable                                  851,000                       851,000
Accrued expenses                                2,198,000        237,000      2,435,000
Deposits                                          565,000                       565,000
Deferred income                                     9,000         77,000         86,000
Deferred income taxes payable                   3,436,000                     3,436,000
                                            --------------------------------------------
        Total liabilities                    $ 34,632,000   $ 45,314,000   $ 79,946,000
Minority interest                               9,006,000      1,000,000     10,006,000
Stockholders equity                           110,064,000                   110,064,000
                                            --------------------------------------------
        Total liabilities and equity         $153,702,000   $ 46,314,000   $200,016,000
                                            ============================================

         The accompanying notes are an integral part of this statement.

                             BRESLER & REINER, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (UNAUDITED)



                                                 Historical     Additions    Adjustments    Pro-Forma
                                                -------------------------------------------------------
 Revenues
   Sales of homes and lots                       $ 2,553,000                               $ 2,553,000
   Other construction, net                           214,000                                   214,000
   Rental income - apartments                      2,043,000                                 2,043,000
   Rental income - commercial                     23,835,000     $4,880,000                 28,715,000
   Hotel income                                    6,017,000                                 6,017,000
   Management fees, affiliates                       316,000                                   316,000
   Leasing fees, affiliates                           12,000                                    12,000
   Interest
      Affiliates                                     266,000                                   266,000
      Other                                        2,072,000                                 2,072,000
   Gain on sale of realty interests, net              80,000                                    80,000
   Equipment leasing and vending                      17,000                                    17,000
   Income from equity investments                    102,000                                   102,000
   Other                                             151,000                                   151,000
                                                -------------------------------------------------------
 Total revenues                                  $37,678,000     $4,880,000                $42,558,000

 Costs and expenses
   Cost of home and lot sales                    $ 2,399,000                               $ 2,399,000
   Rental expense - apartments                     1,301,000                                 1,301,000
   Rental expense - commercial                     9,973,000     $1,603,000  (A)$ 763,000   12,339,000
   Hotel expense                                   4,198,000                                 4,198,000
   Land development expense                           76,000                                    76,000
   General and administrative expenses             1,641,000                                 1,641,000
   Interest expense                                1,160,000                 (B)2,629,000    3,789,000
   Equipment leasing and vending                      16,000                                    16,000
   Other                                             240,000                                   240,000
                                                -------------------------------------------------------
 Total costs and expenses                        $21,004,000     $1,603,000   $ 3,392,000  $25,999,000

 Net income before income taxes and
   minority interest                             $16,674,000     $3,277,000   $(3,392,000) $16,559,000
 Provision for income taxes                        3,581,000                 (D)  (40,000)   3,541,000
                                                -------------------------------------------------------

 Net income before minority interest             $13,093,000     $3,277,000   $(3,352,000) $13,018,000
 Minority interest                                 5,254,000                 (C)  (15,000)   5,239,000
                                                -------------------------------------------------------

 Net income                                      $ 7,839,000     $3,277,000   $(3,337,000) $ 7,779,000
                                                =======================================================


 Basic and diluted earnings per share            $      2.86                               $      2.84
                                                =============                             =============





         The accompanying notes are an integral part of this statement.

                             BRESLER & REINER, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                   (UNAUDITED)


                                                 Historical    Additions    Adjustments    Pro-Forma
                                               ------------------------------------------------------
Revenues
  Sales of homes and lots                       $ 6,243,000                              $ 6,243,000
  Other construction, net                           466,000                                  466,000
  Rental income - apartments                      2,646,000                                2,646,000
  Rental income - commercial                     21,487,000   $ 6,139,000                 27,626,000
  Hotel income                                    7,799,000                                7,799,000
  Management fees, affiliates                       659,000                                  659,000
  Leasing fees, affiliates                          390,000                                  390,000
  Interest
     Affiliates                                     441,000                                  441,000
     Other                                        2,479,000                                2,479,000
  Gain on sale of realty interests, net             959,000                                  959,000
  Equipment leasing and vending                      27,000                                   27,000
  Income from equity investments                    635,000                                  635,000
  Other                                              77,000                                   77,000
                                               ------------------------------------------------------
Total revenues                                  $44,308,000   $ 6,139,000                $50,447,000

Costs and expenses
  Cost of home and lot sales                    $ 5,821,000                              $ 5,821,000
  Rental expense - apartments                     1,678,000                                1,678,000
  Rental expense - commercial                     8,805,000   $ 2,245,000 (A)$1,017,000   12,067,000
  Hotel expense                                   5,461,000                                5,461,000
  Land development expense                          107,000                                  107,000
  General and administrative expenses             2,058,000                                2,058,000
  Interest expense                                  875,000               (B) 3,591,000    4,466,000
  Equipment leasing and vending                      25,000                                   25,000
  Other                                             503,000                                  503,000
                                               ------------------------------------------------------
Total costs and expenses                        $25,333,000   $ 2,245,000  $  4,608,000  $32,186,000
                                               ------------------------------------------------------

Net income before income taxes and
  minority interest                             $18,975,000   $ 3,894,000  $ (4,608,000) $18,261,000
Provision for income taxes                        5,511,000               (D)  (250,000)   5,261,000
                                               ------------------------------------------------------

Net income before minority interest             $13,464,000   $ 3,894,000  $ (4,358,000) $13,000,000
Minority interest                                 3,306,000               (C)   (93,000)   3,213,000
                                               ------------------------------------------------------

Net income                                      $10,158,000   $ 3,894,000  $ (4,265,000)  $9,787,000
                                               ======================================================


Basic and diluted earnings per share            $      3.71                               $     3.57
                                               =============                             ============






         The accompanying notes are an integral part of this statement.

                             BRESLER & REINER, INC.
            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                          (DOLLAR AMOUNTS IN THOUSANDS)

1.    Basis of Presentation

      On November 26, 2001, Bresler & Reiner, Inc. (the "Company") announced that they purchased, with The Cohen Companies, LLC, the Washington Business Park. The property consists of nine offices and flex buildings and approximately 79 acres of undeveloped land. Closing on Washington Business Park occurred on November 26, 2001. The total purchase price was $55 million and was funded with cash and proceeds from a $40 million mortgage loan on the developed properties and a $5 million mortgage loan on the undeveloped ground. The Cohen Companies, LLC has a 20 percent participation interest in the property and an option to acquire an additional 30 percent interest.

2.    Adjustments to Pro Forma Condensed Consolidated Balance Sheet

       (A) Acquisition of Properties

                                                           Washington
                                                          Business Park
                                                         ---------------

          Purchase price of rental property                $ 55,000,000
          Acquisition costs                                   1,180,000
                                                         ---------------
          Cost basis of rental property                      56,180,000
                                                         ---------------

          Note payable                                       (5,000,000)
          Mortgage loan                                     (40,000,000)
          Minority interest                                  (1,000,000)
          Deferred charges and other                          2,157,000
          Escrows and receivables                               923,000
          Accruals and deferred income                         (314,000)
                                                         ---------------
          Net cash paid                                   $ (12,946,000)
                                                         ===============


3.    Adjustments to Pro Forma Consolidated Statements of Operations

       (A) Depreciation and amortization has been adjusted based on the allocated purchase price of the assets acquired and an estimated useful life of 35 years, as if the purchase occurred on January 1, 2001 for the nine months ended September 30, 2001 and January 1, 2000 for the year ended December 31, 2000.

       (B) Represents interest expense for draws on the line of credit, interest expense on the new debt, and amortization of the deferred financing fees. The effective interest rate was 7.79% for the nine months ended September 30, 2001 and 7.98% for the year ended December 31, 2000.

       (C) Represents the Cohen Companies LLC's 20 percent participation interest in the Washington Business Park acquisition.

       (D) Represents income tax benefit to the Company.

                 [ARTHUR ANDERSEN, LLP LETTERHEAD APPEARS HERE]


                    Report of Independent Public Accountants

To The Stockholders of Bresler & Reiner, Inc.:

We have audited the accompanying statement of revenues and certain expenses of Washington Business Park, as defined in Note 1, for the year ended December 31, 2000. This statement is the responsibility of Washington Business Park's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of the Bresler & Reiner, Inc. Material amounts, described in Note 1 to the statements of revenue and certain expenses, that would not be comparable to those resulting from the proposed future operations of Washington Business Park are excluded and the statement is not intended to be a complete presentation of the revenues and expenses of Washington Business Park.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Washington Business Park for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

Dallas, TX
January 31, 2001

                            Washington Business Park
                   Statements Of Revenues And Certain Expenses
            For The Nine Months Ended September 30, 2001 (Unaudited)
                      And The Year Ended December 31, 2000
                                  (in thousand)



                                    Nine Months Ended
                                   September 30, 2001           Year Ended
                                       (Unaudited)          December 31, 2000
                                  --------------------      -----------------

Revenues                                    $   4,880              $   6,139

Certain Expenses:
  Operating                                     1,225                  1,595
  Real estate taxes                               378                    650
                                  --------------------      -----------------

Total certain expenses                          1,603                  2,245
                                  --------------------      -----------------

Revenues in excess of certain
  expenses                                  $   3,277              $   3,894
                                  ====================      =================





   The accompanying notes are an integral part of these financial statements.

                            Washington Business Park
              Notes to Statements of Revenues and Certain Expenses
        For The Nine Months Ended September 30, 2001 (Unaudited) And For
                   The Year Ended December 31, 2000 (Audited)



1.   Basis of Presentation and Significant Accounting Policies:

Property Acquired

The accompanying statements of revenues and certain expenses include the operations (see Basis of Presentation below) of Washington Business Park, acquired by Bresler & Reiner, Inc. (the Company) on November 21, 2001 from an unaffiliated third party for $55 million. Washington Business Park consists of nine buildings and one land asset located in Lanham, Maryland.

Basis of Presentation

The accompanying statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of Washington Business Park for the periods presented. Certain revenues and expenses may not be comparable to the revenues and expenses expected in the future operations of Washington Business Park; however, the Company is not aware of any material factors relating to Washington Business Park that would cause the reported financial information not to be indicative of future operating results. Exclusions from revenues and expenses consist of lease termination fee revenue, interest expenses, depreciation and amortization, and other income and costs not directly related to the future operations of Washington Business Park.

These financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission. The financial information presented for the nine months ended September 30, 2001 is unaudited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals necessary for a fair presentation of the statements of revenues and certain expenses of Washington Business Park.

Revenue Recognition

All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

2.   Leasing Activity (Unaudited):

Minimum future rental revenues from leases in effect as of October 1, 2001 are as follows (in thousands):

                     Year                        Amount
         ---------------------                 ----------

         2001 (three months)                     $ 1,465
         2002                                      5,602
         2003                                      5,252
         2004                                      4,595
         2005                                      3,594
         2006                                      2,271
         Thereafter                                5,214
                                                ---------
              Total                              $27,993
                                                =========


In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $628 for the nine months ended September 30, 2001 (unaudited), and $1,504 for the year ended December 31, 2000.